SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 11, 2007

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	None	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4989 E. La Palma Avenue Anaheim, California	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  800-615-0869

Springbank Resources, Inc.
Suite 150, 1300 8th Street, SW
Calgary, Alberta
Canada T2R 1B2
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

5	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

5	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

5	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

5           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 11, 2007, Springbank Resources, Inc., a Nevada corporation (“SRI”), completed its acquisition of all of the outstanding stock of Location Based Technologies, Corp., a California corporation (“Old LBT”).  Pursuant to that certain Stock Exchange Agreement and Plan of Reorganization, dated August 31, 2007, by and among SRI, Old LBT and the shareholders of Old LBT, each one share of Old LBT common stock was exchanged for one share of SRI/New LBT common stock (the “Exchange Transaction”).  Prior to the completion of its acquisition of Old LBT, SRI had disposed of all of its assets and paid its liabilities such that, at the time of the acquisition of the stock of Old LBT, SRI was a “shell company” as defined in Rule 12b-2 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”).  Immediately following the acquisition of Old LBT, SRI merged Old LBT into itself pursuant to the short form merger rules of Nevada corporation law, and, in the process, SRI’s name was changed to Location Based Technologies, Inc.  Hereafter in this report, “SRI” will mean the registrant prior to the Exchange Transaction; and “SRI/New LBT” or “New LBT” will refer to the registrant after the Exchange Transaction.

On October 5, 2007, SRI’s stock was quoted on the OTC Bulletin Board at a high of $3.49 and a low of $3.45.

For further information about New LBT, see “Item 2.01  Completion of Acquisition or Disposition of Assets – Continued” (hereafter sometimes referred to as “Item 2.01 – Continued”) following Item 9.01 below.

Item 3.02	Unregistered Sales of Equity Securities

In the Exchange Transaction, SRI issued 18,384,500 shares of its unregistered common stock to the shareholders of Old LBT in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, and similar exemptions available in applicable state securities laws.  SRI received an equal number of Old LBT shares of common stock in the transaction.  (For further information, see “Item 2.01 – Continued – Recent Sales of Unregistered Securities” below.)

Item 4.01	Changes in Registrant’s Certifying Accountant, and
Item 4.02	Non-Reliance on Previously Issued Financial Statements

As a result of the Exchange Transaction, the former certifying accountants (Comisky & Company, Denver, Colorado) of SRI/New LBT will complete SRI’s end of year 2007 audited financials.  (See “Item 2.01 – Continued – Changes In and Disagreements with Accountants” below.)

As a result of this transaction, the registrant no longer meets the definition of “shell company” under Rule 12b-2 of the Exchange Act.  While there are no known errors in the previously filed financial statements of SRI, the board of directors of SRI/New LBT has concluded that reliance on previously issued financial statements of SRI/New LBT could yield an inaccurate picture of the financial condition of SRI/New LBT on a going forward basis.  Investors are encouraged to rely on the financial information contained in this report and in subsequent Exchange Act reports.

Item 5.01	Changes in Control of Registrant, and
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As a result of this transaction, the shareholders of Old LBT became holders of more than 80% of the outstanding stock of SRI.  David Morse, Joseph Scalisi and Desiree Mejia each own 24.6% of the outstanding SRI/New LBT common stock.  (For further information, see “Security Ownership of Certain Beneficial Owners and Management” below.)  Clint R. Black and Philip (Frank) Grey, President and Chief Executive Officer and Secretary and Treasurer, respectively, and, together, all of the directors of SRI, resigned their positions effective as of the closing of the Exchange Transaction and David Morse, Joseph Scalisi and Desiree Mejia became the directors of SRI/New LBT.  Mr. Morse was elected Co-President and Chief Executive Officer of SRI/New LBT by the new board; Mr. Scalisi was elected Co-President and Chief Development Officer of SRI/New LBT by the new board; Ms. Mejia was elected Chief Operating Officer and Secretary of SRI/New LBT by the new board; and Tina Florance was elected Chief Financial Officer of SRI/New LBT by the new board.  (For further information, see “Item 2.01 – Continued – Directors, Executive Officers, Promoters and Control Persons” below.)

Item 5.06	Change in Shell Company Status

By completing the Exchange Transaction described in Item 2.01 above, registrant ceased to be a “shell company” as defined in SEC Rule 12b-2 of the Exchange Act.  The material terms of that transaction are described above in Items 2.01, 3.02, 4.01, 4.02, 5.01 and 5.02, as well as in “Item 2.01 – Continued” below, which descriptions are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

See the financial statements included with Part F/S and the exhibits included with Part III of “Item 2.01 – Continued” below which are incorporated herein by this reference.

Item 2.01	Completion of Acquisition or Disposition of Assets -- Continued

Inasmuch as SRI was a shell company immediately before the closing of the Exchange Transaction between SRI and the shareholders of Old LBT, pursuant to Item 2.01(f) of Form 8-K, we provide the following information about New LBT that would be required of the registrant were it filing a general form of registration of securities on Form 10-SB (Alternative 3) under the Exchange Act.

PART I

DESCRIPTION OF BUSINESS

Information Regarding Forward-Looking Statements.  This report, including the sections entitled “Risk Factors,” “Management’s Plan of Operation” and “Business,” may contain forward-looking statements.  These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.  These risks and other factors include those listed under “Risk Factors” and elsewhere in this report.  We believe that the section entitled “Risk Factors” includes all material risks that could harm our business.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.

We believe that it is important to communicate our future expectations to our investors.  However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including those factors described in the “Risk Factors” section of this report.

Potential investors should not place undue reliance on our forward-looking statements.  Before you invest in our common stock, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this report could harm our business, prospects, operating results and financial condition.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Our Background.  We are a corporation incorporated in Nevada on April 20, 2006.  We are qualified to do business in California.  Our shares of common stock are currently traded in the over-the-counter market and our stock price is reported on the OTC Bulletin Board under the symbol “SPRG.”  We plan to change the symbol as soon as possible.

SRI was formed to be involved in the exploration and development of oil and gas opportunities.  Prior to the Exchange Transaction, all of our assets and liabilities were disposed of, leaving us a “shell company.”  The remainder of the disclosure in this report will be about the business of Old LBT which became our only business after the Exchange Transaction and the merger of Old BLT into Old LBT and SRI/New LBT.  References to “we,” “us,” “our” or “the company” are references only to that business and not to any business of SRI prior to the Exchange Transaction.

Since our inception in 2005, our business has predominantly focused on research and development, or R&D, and is now preparing to shift from R&D to a marketing and customer driven stage of operations.  Through August 31, 2007, we have spent approximately $516,000 in our R&D activities.  We have focused our business development on the following:

•	In 2005, we conducted technical feasibility studies and analyzed market data.
•	In 2006, we built our first prototypes, and began development of our website and mapping interface services.
•
In 2007, we developed pre-production personal location devices, completed the website development (mapping interfaces, back office support, etc.), and the Interactive Voice Customer Interface system.  We are now preparing to seek Federal Communication Commission, or FCC, Industry Canada, or IC, and Conformite Europeenne, or CE, approvals prior to sales which we hope to commence in early 2008.

We will report net losses of approximately $1,300,000 for the twelve months ending August 31, 2007, and have reported net losses of $783,596 for the fiscal year ended August 31, 2006, and $772,830 for the nine months ended May 31, 2007.  We anticipate that we will continue to incur losses until product sales begin.

We have not been a party to any bankruptcy, receivership or similar proceeding.  Except for acquisition of all of the stock of Old LBT in the Exchange Transaction described above, we have not undertaken any material reclassification, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of our business.

Our offices are located at 4989 E. La Palma Avenue, Anaheim, California 92807.  Our telephone number is 800-615-0869.  Our website is www.locationbasedtech.com.  None of the information on our website is deemed included in this report.

Our Business.  The Company is in the development stage of creating PocketFinder personal locators.  PocketFinders are small personal location devices designed to give parents, guardians and pet owners peace of mind.  Utilizing the U.S. Department of Defense’s multi-billion dollar Global Positioning System (GPS) satellites and existing wireless technology, our team of engineers have developed technology which allows our network of members to locate anyone carrying our device, whether that person is inside of a building/structure or in the great outdoors (Systems and Method Patent pending).PocketFinders are small, rugged and water right.  The devices can be used to locate children, elderly or disabled persons and pets, as well as tracking of valued personal property.

Life is becoming more congested and our safety less predictable.  Single parents or dual income families no longer have the ability to be at home to ensure that the children are where they are supposed to be when they are supposed to be there.  Time management, coordination, and safety are more important than ever.  The device can be carried in a pocket, backpack, purse, or other ways.  It is the size of a vanilla wafer or Oreo cookie and weighs under two ounces.  PocketFinder’s primary market evolved from the desire of parents to ensure the safety and well-being of their children in a world filled with ever-increasing threats.  This increased concern has been fueled by many factors, including an increase in hostile kidnappings, high profile kidnapping cases, divorced parent abductions, terrorist attacks, and violence in the school place.

The government-owned GPS satellite system is neither patentable nor exclusive in source.  As a result, other entrants may utilize the same capability as well as existing wireless technologies.  However, it is not GPS and wireless technologies that differentiate PocketFinder from the competition.  Rather, it is the proprietary software that transforms available technologies into an intuitive and user-friendly interface that offers greater value, capabilities, and convenience to the customer.

Our Personal Locator Services.  We are in the process of the original equipment development of the PocketFinder Personal Locator or PocketFinder.  We plan to have the PocketFinder device manufactured in China but have not settled on a particular manufacturing facility yet.  We will provide end-user customer service and support.  We anticipate exploring multiple vertical markets including the following:

•	Parents of young children (primarily 5 to 12 years of age) who seek the peace of mind of being able to know that their children are where they are supposed to be when they are supposed to be there.
•	Families with members who are Autistic or have Downs Syndrome, Alzheimer’s, etc.
•	Elder Care support and applications.
•	Pet care and location capability.
•	Asset tracking and location capability: cars, trucks, fleet management, luggage, and other personal assets.

Our products will offer wide network coverage throughout the United States and Canada on the AT&T and Rogers Wireless networks via the KORE Telemetry “Machine-to-Machine” or M2M protocol.  In addition, our personal locators will have the ability to roam seamlessly on the networks of 290 partners in over 130 countries.

Our Intellectual Property Investment.   We have invested significantly in intellectual properties, which consists of apparatus patents and applications and system and method patents and applications.  We have filed claims that cover all aspects of the personal locator, its operating system and user interface.  Set forth below is a list of our patents and patent applications.

U.S. Patent Holdings

1.	U.S. Patent No. D/401930, Serial No. 74,733, title: “Pager Phone with Removable Clip,” filed 08/04/1997, issued 12/1/1998, expires approximately 12/1/2012.
2.	U.S. Patent No. D/401395, Serial No. 74,734, title: “Pager Phone having Belt Loop,” filed 08/04/1997, issued 12/1/1998, expires approximately 12/1/2012.
3.	U.S. Patent No. D/401,936, Serial No. 80,117, title: “Pager Phone having Top and Side Detents,” filed 08/04/1997, issued 12/1/1998, expires approximately 12/1/2012.
4.	U.S. Patent No. D/402,291, Serial No. 74,390, title: “Pager Phone Having Recessed Thumb Grip and Power Button Located in Base,” filed 08/04/1997, issued 12/8/1998, expires approximately 12/8/2012.
5.	U.S. Patent No. D/405,084, Serial No. 87,015, title: “Pager Phone Having Four Button Options,” filed 04/24/1998, issued 02/02/1999, expires approximately 02/02/2013.
6.
U.S. Patent No. 6,879,244 title:  “Call Receiving System Apparatus and Method having a Dedicated Switch.” filed 02/04/2000, expiration approximately 02/04/2020 or 05/21/2017 (or a combination thereof on a claim-by-claim basis) based on priority applications.

7.
U.S. Patent No. 7,005,963 title:  “Call Receiving Method and Apparatus having Two-way Text Messaging and Automatic Retrieval of Call Numbers Making Calls to Apparatus,” filed 08/15/2000, expiration date approximately 08/15/2020 based on CIP application, or approximately 02/04/2020 or 05/21/2017 (or combination thereof on a claim by claim basis) based on priority applications.

8.
U.S. Patent No. 7,218,242 title:  “Communication System and Method Including Communication Channel Mobility,” filed 9/27/2004, issued 5/15/2007, expiration approximately (based on priority applications) 02/04/2020 or 05/21/2017 (or a combination thereof on a claim-by-claim basis).

9.	U.S. Patent No. D/445,777, Serial No. 29/127,952, title: “Oval Shaped Pager/Phone Device,” filed 08/15/2007, issued 07/31,2001, expires approximately 07/31/2015.

10.	U.S. Patent Application, Serial No. 10/705,414 title: “Wireless Telephone Service,” filed 11/10/2003.
11.	U.S. Patent Application, Serial No. 10/819,018 title: “Paging System and Method,” filed 04/06/2004.
12.	U.S. Patent Application, Serial No. 10/889,585 title: “Paging System and Method,” filed 07/12/2004.
13.	U.S. Patent Application, Serial No. 11/048,395 title: “System for Locating Individuals and Objects”, filed 02/01/2005.
14.	U.S. Patent Application, Serial No. xx/xxx,xxx (CONFIDENTIAL – Not Published by the USPTO) title: “Call Receiving System Apparatus and Method of Having a Dedicated Switch,” filed on 5/27/2006.
15.	U.S. Patent Application, Serial No. xx/xxx,xxx (CONFIDENTIAL – Not Published by the USPTO) title: “Apparatus and Method for Locating Individuals and Objects Using Tracking Devices,” filed 07/21/2006.
16.	U.S. Patent Application, Serial No. xx/xxx,xxx (CONFIDENTIAL – Not Published by the USPTO) title: “Communication System and Method including Dual Mode Capability,” filed 04/05/2007.
17.	U.S. Patent Application, Serial No. xx/xxx,xxx (CONFIDENTIAL – Not Published by the USPTO) title: “Communication System and Method including Communication Billing Options,” filed on 04/05/2007.
18.
U.S. Patent Application, Serial No. xx/xxx,xxx (CONFIDENTIAL – Not Published by the USPTO) title:  “Apparatus and Method for Providing Location Information on Individuals and Objects Using Tracking Devices,” filed 05/27/2007.

Foreign Patent Holdings

1.	International Patent Application PCTUS xx/xxxxx, filing date 06/29/2007, (CONFIDENTIAL – Not Published by the USPTO). Not gone to National Stage at this time.

In addition, we have or have applied for U.S. and foreign trademark protection for the following marks we expect to use in our business:  “Pocketfinder” (word); “Linking People Through Technology” (words); “Your World.Located” (words); “ITALK” (word); “Pocketfinder” (word and design); “Pocketfinder” (design with two persons); and “Luggage Tracker” (words).

We own the Internet domain name www.pocketfinder.com as well as the names of other related domains that could have use in future business and vertical marketing initiatives.  Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org,” or with a country designation.  The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Our Revenue Sources.  We expect our revenues to be based on the following sales and revenue sources:

•	Personal Locator device sales to Retailers.
•	Personal Locator device sales through Affinity groups and through our web site.
•	Personal Locator device accessories.
•	Monthly re-occurring service fees.
•	Potential licensing fees.
•	Organizations that will self-brand the PocketFinder for specialized niche markets (so-called “white label” affiliates).

Our Industry.  After several years of fitful industry interest, location-based services are once again central to the wireless industry.  Technological challenges have been resolved with 2.5G and 3G network speeds now consistent with higher-speed coverage that is widely available.  In our ever-mobile society, it helps to know where we are and where we are going.  Due to the demands of families with dual earners, and the number of single parent homes, many children are left without a parent home during the day.  Parents in those situations desire the ability to know where their children are and where they are going.  Having such information is possible when we have access to real-time information delivered on-demand.  The technology that makes this possible has provided us the ability to move faster than ever before. As a result, according to a 2006 study authored for International Data Corporation (IDC) by Rena Bhattacharyya and Scott Ellison and entitled U.S. Market for Wireless Location Based Studies, the demand for Global Positioning System (GPS) devices is growing rapidly.

According to a research report released by the Consumer Electronics Association (CEA), overall satisfaction among owners of such devices is high and consumer interest for the technology is quickly increasing.  The report, “GPS – Exploring Ownership and Interest,” revealed that the owner satisfaction rate is at 80 percent, strongly influenced by the ease of use and display quality of devices. Navigation assistance in a vehicle was the primary use of the technology in consumer devices.

Since 2002, IDC research has consistently shown very high levels of consumer interest in location based services – especially in family/friend locator devices.  Access, controlled by the parent and permission-based among other adults, gives the parents the means to stay connected to their children as well as the opportunity to use the geofencing technology to control access to particular areas.  The results of this study indicate that there is significant opportunity for GPS manufacturers and marketers throughout multiple industries.  The key will be to respond with products that include GPS capability in easy-to-use formats and devices to speed adoption.  We believe our PocketFinder products will be well received when taken to the market, although there can be no assurance that will be true.

Our Target Markets and Marketing Strategy. We believe that our primary target market will consist of parents with vulnerable school-aged children from ages five to thirteen.  When evaluating the needs of this age group, additional opportunities also become apparent, including:  scouting organizations, amusement parks, school field trips and similar situations.

Secondary markets are expansive and include medical and elder care providers, campers, hikers, backpackers, adventure seekers, extreme sports enthusiasts, freight and cargo carriers, delivery services, pet owners, vehicle finance companies, auto dealerships, law enforcement agencies, military organizations and individuals wishing to track valuable personal items.

Drawing from current census information, there are over 37,000,000 children in our 5 to 13 year old market segment in the United States with an additional 4,000,000 in the prime focus areas in Canada.  The European Community has an additional 42,500,000 children in this primary age group.  This represents a target market of more than 109,200,000 potential customers in our focus age group.

Closely related to family/personal locators is the concept of pet locators.  A locator device would allow its owner the ability to locate the pet if it were to become lost or be missing in the neighborhood as well as to ensure that services paid for are received, i.e., that a walking service or pet care facility actually provide the outdoor activity contractually agreed to.

Our marketing initiatives will include:

•	Establish relationships with key retail distributors who are recognized for providing high quality electronics with high volume family traffic.
•	Utilize direct response print public relations outreach in special interest magazines and newsletters.
•	Affinity group marketing and outreach.
•	“White label” affiliates which will target niche markets such as court controlled parolees,.

Growth Strategy.  Our objective is to become one of the major providers of personal and asset location services to the mass consumer market.  Our strategy is to provide high quality devices that meet the mass market consumer requirements whether it be for their children, their pets, or asset tracking (luggage, vehicles, boats and the like).  Key elements of our strategy include:

•	A mass market retail price of under $150.00;
•	A basic monthly service fee of under $20.00 with multiple convenient access points (mobile phone, land line, or via the internet);
•	Ease of use at the location interface point as well as with the device;
•	Rugged design that meets the rigors of an active child. It is waterproof and handles weather extremes of heat and cold.

Our Website www.locationbasedtech.com.  Our website provides a description of our corporate business along with our contact information including address, telephone number and e-mail address.  Our website also provides prospective customers with relevant information about our products, pricing and payment options, ordering capability, frequently asked questions and access to corporate investor relations information.  Information contained on our website is not a part of this report.

Our Competition.   Personal location and property tracking devices are just beginning to significantly penetrate the marketplace.  We believe this condition represents a tremendous opportunity as customers will be attracted in large numbers once the intrinsic value of such devices is recognized and mass market adoption begins.

Competitors includes Geospatial Platform Providers, Application Developers, Wherify Wireless, Incorporated and Global Pet Finder.  This may be better financed, or have greater marketing and scientific resources than we do.

In related markets, GPS devices have become widely used for automotive and marine applications where line-of-sight to GPS satellites is not a significant issue.  Manufacturers such as Garmin, Navman, Magellan, TomTom, Pharos, NovAtel and DeLorne are finding a market interested in using these products for both business and leisure purposes.  As a result, use of GPS technology in devices such as chart plotters, fitness and training devices, fish finders, laptop computers, and PDA location devices are gaining significant market acceptance and commercialization.  Prices range from $350.00 to several thousand dollars.  We expect that increasing consumer demand in these markets will drive additional applications and lower price points.

Government Regulation.  We are subject to federal, state and local laws and regulations applied to businesses generally as well as FCC, IC and CE wireless device regulations and controls.  We believe that we are in conformity with all applicable laws in all relevant jurisdictions.  We do not believe that our operations are subject to any environmental laws and regulations of the United States and the states in which we operate.

Our Research and Development.  We are currently in full development mode with completion of the locator device projected to be accomplished in November 2007 and certification processes to begin immediately thereafter (initial certifications will be sought from the FCC, the PCS Type Certification Review Board, or PTCRB, and the various wireless network carriers we plan to use to transmit and receive data from the PocketFinder device).  Prototype testing is scheduled to begin in October 2007.  Additionally, we are working with several other entities who are conducting research on key aspects of the device itself (including expanded antennae capability, battery capacity, and enhanced location reliability and accuracy).  We anticipate ongoing involvement with such developmental activities throughout the foreseeable future.

Outsourced Assistance.  In furtherance of our product design and marketing efforts, we have entered into the following contracts with independent service providers:

•
Consulting Agreement, dated July 10, 2006, with Roger Anderson to receive encryption, data compression and IVR consulting services from Mr. Anderson regarding the design and implementation of the PocketFinder device.  The agreement remains in effect until the assigned tasks are completed, but in any event no longer than ten years.  Mr. Anderson receives an hourly amount for his services and is entitled to earn up to 250,000 shares of our common stock upon reaching certain benchmarks.  Shares issued to Mr. Anderson will be issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933.  Such shares will be “restricted” securities as defined in SEC Rule 144.

•
PocketFinder Branding and Website – Contract Agreement with Coregenic LLC, as of September 20, 2006, wherein Coregenic is to provide website development, technical software and marketplace research and analysis, including branding services.  Such services are to be rendered in four phases for a total of $23,900.

•
Coregenic Professional Services Contract, dated September 27, 2006, was entered into so that Coregenic could provide us with personnel necessary to facilitate development of our product and business.  Such personnel include programmers, administrative staff, technical advisors, security advisors, security auditors, and network topology provisioning specialists.  The agreement terminates upon satisfactory completion of agreed upon services.  Personnel are provided at the rate of $100 per hour.

•
Consulting Agreement, dated October 3, 2006, with Michael Beydler for “back office” network and platform design consulting services in relation to the development and implementation of our PocketFinder device, as well as our website.  The agreement remains in effect until such time as the development of the website is complete, but in no event longer than ten years. Mr. Beydler's compensation is $250,000 shares of our common stock: 100,000 shares being issued on acceptance of the agreement, 100,000 additional shares issued when the PocketFinder website is consumer ready, and an additional 50,000 shares upon completion of the PocketFinder website being fully consumer ready with no less than four languages. Shares issued to Mr. Beydler will be issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933.  Such shares will be “restricted” securities as defined in SEC Rule 144.

•
Product Design Agreement, dated May 1, 2007, with Aero Technology UK Ltd. for the purpose of assisting us with the required circuitry, software, mechanics and radio frequency generation and reception functions required to make the PocketFinder device usable.  The contractor is entitled to payments totaling $1,200,000 plus 250,000 shares of our common stock payable in five increments based on product production commencing August 31, 2007 and ending January 4, 2008.  Payments will be made when milestones are achieved.  Shares issued to the contractor will be issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933.  Such shares will be “restricted” securities as defined in SEC Rule 144.

Employees.  As of September 30, 2007, we had three full-time employees, one part-time employee, and a range of eleven to twenty contractors engaged in hardware and software development projects depending on the scale and nature of the time of development.  Dr. Morse, our Co-President and Chief Executive Officer, Mr. Scalisi, our Co-President and Chief Development Officer, and Ms. Mejia, our Chief Operating Officer, currently devote 100% of their business time to our operations.  In addition, Ms. Florance, our Chief Financial Officer, fulfills a critical yet part time role for the company.  We anticipate that we will hire two to four key employees in the next six months, with selective and controlled growth commensurate with significant increases in our revenues.  We anticipate that we will extensively use the services of independent contractors and consultants to support our expansion, customer service, and business development activities in a robust outsourcing business model.

Facilities.  Our executive, administrative and operating offices are located at 4989 La Palma Avenue, Anaheim, California 92807.  Our office space is approximately 3,697 square feet and consists of six offices and eight work area cubicles.  The term of our lease is three years beginning in June 2006 and ending June 30, 2009.  We currently pay rent of $6,092.65 per month (increasing to $6,275 as of July 1, 2008) plus reasonable utilities and associated common space costs.  We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.  Our facility also offers the ability to piggyback onto onsite and well established medical and assisted living fulfillment and distribution capacity if we desire.

RISK FACTORS

Investing in our common stock is highly speculative and involves a high degree of risk. Any potential investor should carefully consider the risks and uncertainties described below before purchasing any shares of our common stock.  The risks described below are those we currently believe may materially affect us.  If any of them occur, our business, financial condition, operating results or cash flow could be materially harmed.  As a result, the trading price for our stock could decline, and you might lose all or part of your investment.

Risks Related to our Business.

We have had operating losses since formation and expect to incur net losses for the foreseeable future.

We will report net losses of approximately $1,300,000 for the 12 months ended August 31, 2007 and had net losses of $783,596 for the fiscal year ended August 31, 2006.  We anticipate that we will lose money in the foreseeable future and we may not be able to achieve profitable operations.  In order to achieve profitable operations, we need to complete development, achieve required federal and carrier certifications, and achieve significant sales revenues in order to establish our customer base.  We cannot be certain that our business will be successful or that we will generate significant revenues and become profitable.

We may have substantial future cash requirements but no assured financing source to meet such requirements.

We will continue our research and development activities which require working capital.  To date, we have received no revenues from any sales of our products or services.  Our continuing research and development activities will require a commitment of substantial additional funds.  Our future capital requirements will depend on many factors, including continued progress in its research and development programs, the magnitude of these programs, the time and costs involved in obtaining any required regulatory approvals, the costs involved in preparing, filing, prosecuting, maintaining and enforcing patents, successful completion of technological, manufacturing and market requirements, changes in existing research relationships, establishing collaborative arrangements, and the cost of finalizing licensing agreements to produce licensing revenues.

We do not know whether additional financing will be available when needed, or on terms favorable to us or our stockholders.  We may raise any necessary funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements.  To the extent we raise additional capital by issuing equity securities, our stockholders will experience dilution.  If we raise funds through debt financings, we may become subject to restrictive covenants.  To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us.

If adequate funds are not available, we may be required to delay, scale-back or eliminate our research and development programs or obtain funds through collaborative partners or others that may require us to relinquish rights to certain of our potential products that we would not otherwise relinquish. There can be no assurance that additional financing will be available on acceptable terms or at all, if and when required.

If we have to pay off our convertible notes after this offering, we may need additional financing to complete our business plan in a timely manner.  Such financing might not be available, or if available, the terms might not be satisfactory.

We have $4,892,000 of convertible notes outstanding as of August 31, 2007.  By their terms, if the notes are not converted to common stock, they must be repaid, with accrued and unpaid interest by March 31, 2008.  We expect that most, if not all, of the noteholders will convert their convertible notes to common stock shortly after the date of this report.  However, there can be no assurance that they will do so.  If we have to pay noteholders that choose not to convert to common stock, we will need additional financing within the next 12 months to complete our business plan in a timely manner.  There can be no assurance that such additional financing will be available to us in a form, or on terms, satisfactory to us.

We have no experience or history of operations or earnings.

We are wholly dependent on our ability to develop, market and sell our products and services for future earnings.  The continued development of our products and services involves significant risks, which a combination of experience, knowledge and careful evaluation may not be able to overcome.  There can be no assurance that unanticipated problems will not occur which would result in material delays in our continued product development or that our efforts will result in successful product commercialization.  An investment in New LBT is highly speculative and no assurance can be given that the shareholders will realize any return on their investment or that they will not lose their entire investment.

We may not be successful in developing our new products and services.

We are a technology and telecommunications company whose purpose is to develop, market and provide a new wireless communications product and system which combines the features of pocket pagers with cellular telephones.  The market for telecommunications products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards.  These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to introduce continually new and innovative products and services.  Our success will depend partially on our ability to introduce new products, services and technologies continually and on a timely basis and to continue to improve the performance, features and reliability of our products and services in response to both evolving demands of prospective customers and competitive products.

There can be no assurance that any of our new or proposed products or services will maintain the market acceptance already established.  Our failure to design, develop, test, market and introduce new and enhanced products, technologies and services successfully so as to achieve market acceptance could have a material adverse effect upon our business, operating results and financial condition.

There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of new or enhanced products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve significant acceptance by those customers.  Because of certain market characteristics, including technological change, changing customer needs, frequent new product and service introductions and evolving industry standards, the continued introduction of new products and services is critical.  Delays in the introduction of new products and services may result in customer dissatisfaction and may delay or cause a loss of revenue.  There can be no assurance that we will be successful in developing new products or services or improving existing products and services that respond to technological changes or evolving industry standards.

Additionally, there can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new or improved products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve acceptance by those customers.  In addition, new or enhanced products and services introduced by us may contain undetected errors that require significant design modifications.  This could result in a loss of customer confidence which could adversely affect the use of our products, which in turn, could have a material adverse effect upon our business, results of operations or financial condition.  If we are unable to develop and introduce new or improved products or services in a timely manner in response to changing market conditions or customer requirements, out business, operating results and financial condition will be materially adversely affected.

We have no marketing experience, sales force or distribution capabilities for this product. If our products are approved, and we are unable to recruit key personnel to perform these functions, we may not be able to commercialize them successfully.

Although we do not currently have any marketable products, our ability to produce revenues ultimately depends on our ability to sell our products if and when development is complete.  We currently have no marketing or sales staff or distribution capabilities.  If we fail to establish successful marketing and sales capabilities or fail to enter into successful marketing arrangements with third parties, our ability to generate revenues will suffer.

If any of our key senior executives discontinue their employment with us, our efforts to develop our business may be delayed.

We are highly dependent on the principal members of our management team and the loss of our Co-President and Chief Executive Officer, David Morse, or our Co-President and Chief Development Officer, Joseph Scalisi, or our Chief Operating Officer and Secretary, Desiree Mejia, could significantly impede the achievement of our development efforts and objectives.

We do not have manufacturing capability.  To meet our product cost goals, we will rely on Chinese manufacturing companies to produce our product.  Any problems experienced by such suppliers could negatively affect our operations.

We have conducted substantial negotiations with a prospective Chinese manufacturing company.  However, we have not entered into a final agreement for the manufacture of our product.  We expect to contract with one manufacturing company in China for the production of the PocketFinder device.  Any significant problem one of those companies or its suppliers experiences could result in a delay or interruption in the supply of materials to us until that supplier cures the problem or until we locate an alternative source of supply.  Any delay or interruption would likely lead to a delay or interruption in the production and could negatively affect our operations.  In addition, while we will make every effort to protect our intellectual property in the hands of such manufacturers, in the past there have been many instances reported of the unauthorized use of intellectual property, or theft of such, by some Chinese manufacturing companies or persons working for them.

If we fail to adequately protect our intellectual property rights, our competitors may be able to take advantage of our research and development efforts to develop competing devices.

Our intellectual property rights cover certain products and methods of manufacturing and using these products.  Our commercial success will depend in part on our success in obtaining patent protection for our key products or processes.  Our patent position, like that of other technology companies, is highly uncertain.  One uncertainty is that the United States Patent and Trademark Office, or USPTO, may deny or require significant narrowing of claims made under our patent applications.

The USPTO, as well as patent offices in other jurisdictions, has often required that patent claims reciting technology-related inventions be limited or narrowed substantially to cover only the specific innovations exemplified in the patent application, thereby limiting their scope of protection. Further, technology that is disclosed in patent applications is ordinarily published before it is patented. As a result, if we are not able to get patent protection, we will not be able to protect that technology through trade secret protection. Thus, if we fail to obtain patents having sufficient claim scope or fail to adequately protect our trade secrets, we may not be able to exclude competitors from using our key products or processes.

Even if the USPTO grants patents with commercially valuable claim scope, our ability to exclude competitors will subsequently depend on our successful assertion of these patents against third party infringers and our successful defense of these patents against possible validity challenges.  Our competitors, many of which have substantial resources and have made significant investments in competing technologies, may make, use or sell our proprietary products or processes despite our intellectual property.  Litigation may be necessary to enforce our issued patents or protect our trade secrets.  The prosecution of intellectual property lawsuits is costly and time- consuming, and the outcome of such lawsuits is uncertain.  An adverse determination in litigation could result in narrowing of our scope of protection or the loss of our intellectual property, thereby allowing competitors to design around or make use of our intellectual property and sell our products in some or all markets.  Thus, if any of our patents are invalidated or narrowed in litigation, we may not be able to exclude our competitors from using our key technologies.

Another risk regarding our ability to exclude competitors is that our issued patents or pending applications could be lost or narrowed if competitors with overlapping technologies provoke an interference proceeding (determination of first to invent) at the USPTO.  The defense and prosecution of interference proceedings are costly and time-consuming to pursue, and their outcome is uncertain.  Similarly, a third party may challenge the validity of one or more of our issued patents by presenting evidence of prior publications to the USPTO and requesting reexamination of such patent(s).  Thus, even if we are able to obtain patents that cover commercially significant innovations, one or more of our patents may be lost or substantially narrowed by the USPTO through an interference or reexamination proceeding.  Consequently, we may not be able to exclude our competitors from using our technologies.

Third party patents, or extensions of third party patents beyond their normal expiration dates, could prevent us from making, using or selling our preferred products and processes, or require us to take license(s), or require us to defend against claims of patent infringement.

We may have a limited opportunity to operate freely.  Our commercial success will depend in part on our freedom to make, use and sell our products.  If third party patents have claims that cover any of these products, then we will not be free to operate as described in our business plan, without invalidating or obtaining license(s) to such patents.  We may not be successful in identifying and invalidating prior claims of invention.  Similarly, a license may be unavailable or prohibitively expensive. In either case, we may have to redesign our products.  Such redesign efforts may take significant time and money, and such redesign efforts may fail to yield commercially feasible options.  If we are unable to develop products or processes that lie outside the scope of the third party’s patent claims, and we continue to operate, then we may be faced with claims of patent infringement, wherein the third party may seek to enjoin us from continuing to operate within our claim scope and seek monetary compensation for commercial damages resulting from our infringing activity.

The technology industry has been characterized by extensive patent litigation and companies have employed intellectual property litigation to gain a competitive advantage.

The defense of patent infringement suits is costly and time-consuming and their outcome is uncertain.  An adverse determination in litigation could subject us to significant liabilities, require us to obtain licenses from third parties, or restrict or prevent us from selling our products in certain markets.  Although patent and intellectual property disputes are often settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties.  Furthermore, the necessary licenses may not be available to us on satisfactory terms, if at all.  Thus, as discussed above, if third party patents cover any aspect of our products, then we may lack freedom to operate in accordance with our business plan.  Among such patents are various patents owned by third parties that cover the manufacture, sale and use of various forms of wireless technology.  If necessary, we believe we can avoid possible infringement of these patents by designing around them, obtaining licenses or delaying entry into certain markets, until expiration of the relevant patents. Nevertheless, there remains some risk arising from these patents.

Our future financial results are uncertain and our revenue may fluctuate.

We have not yet begun sales.  We expect that we will be able to begin purchase order negotiations late in the 4th calendar quarter 2007 or early 2008 coincidental with delivery of package ready personal locator devices.  If our relationships with any of these retailers and affinity groups were disrupted, we could lose a significant portion of our anticipated revenues.

Our results of operations may vary from period to period because of a variety of factors, including our R&D costs, our introduction of new products and services, cost increases from third-party service providers, or product manufacturers, production interruptions, the availability of industry service providers, changes in marketing and sales expenditures, acceptance of our websites, competitive pricing pressures, the interest in PocketFinder and general economic and industry conditions that affect customer demand and preferences.

As with any relatively new business enterprise operating in a specialized and intensely competitive market, we are subject to many business risks which include, but are not limited to, unforeseen marketing, promotional and development expenses, unforeseen negative publicity, competition, product liability and lack of operating experience.  Many of the risks may be unforeseeable or beyond our control.  There can be no assurance that we will successfully implement our business plan in a timely or effective manner, or generate sufficient interest in PocketFinder, or that we will be able to market and sell enough products and services to generate sufficient revenues to continue as a going concern.

Risks associated with international sales or operations may hinder our ability to profitably penetrate foreign markets.

We anticipate that revenue from the sale of our products and services may be derived from customers located outside the United States.  As such, a portion of our sales and operations could be subject to tariffs and other import-export barriers, currency exchange risks and exchange controls, foreign product standards, potentially adverse tax consequences and the possibility of difficulty in accounts receivable collection.  There can be no assurance that any of these factors will not have a material effect on our business, financial condition and results of operations.

Although we will monitor our exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have an adverse effect on our results of operations or financial condition.  In the future, we could be required to sell our products and services in other currencies, which would make the management of currency fluctuations more difficult and expose our business to greater risks in this regard.

Our products may be subject to numerous foreign government standards and regulations that are continually being amended.  Although we will endeavor to satisfy foreign technical and regulatory standards, there can be no assurance that we will be able to comply with foreign government standards and regulations, or changes thereto, or that it will be cost effective for us to redesign our products to comply with such standards or regulations.  Our inability to design or redesign products to comply with foreign standards could have a material adverse effect on our business, financial condition and results of operations.

In addition to the uncertainty as to our ability to generate revenues from foreign operations, there are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, software piracy, seasonal reductions in business activity in certain other parts of the world and potentially adverse tax consequences, which could adversely impact the success of our international operations.  There can be no assurance that one or more of such factors will not have a material adverse effect on our potential future international operations and, consequently, on our business, operating results and financial condition.

Because of the global nature of the telecommunications business, it is possible that, although transmissions by us originate primarily in the State of California, the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws.  There can be no assurance that violations of local laws will not be alleged or changed by state or foreign governments, that we might not unintentionally violate such law, or that such laws will not be modified, or new laws enacted, in the future.  Any of the foregoing development could have a material adverse effect on our business, results of operations, and financial condition.

Dependence on consultants could jeopardize our development and marketing timetable.

We may become dependent upon various consultants for one or more significant services required for PocketFinder which services will be provided to our business pursuant to agreements with such providers.  Inasmuch as the capacity for certain services by certain consultants may be limited, our inability, for economic or other reasons, to continue to receive services from existing providers in a timely manner or to obtain similar products or services form additional providers in a timely manner could have a material adverse effect on our business.

If we are unable to obtain necessary licenses or consents from governmental or other agencies or entities, we may not be successful in getting our products to market.

The utilization or other exploitation of the products and services developed by us may require us to obtain licenses or consents from government regulatory agencies or from other producers or other holders of patents, copyrights or other similar rights relating to our products and services.  In the event we are unable, if so required, to obtain any necessary license or consent on terms and conditions which we consider to be reasonable, we may be required to stop developing, utilizing, or exploiting products and services affected by government regulation or by patents, copyrights or similar rights.  In the event we are challenged by a government regulatory agency, or by the holders of patents, copyrights or other similar rights, there can be no assurance that we will have the financial or other resources to defend any resulting legal action, which could be significant.

We may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable.  Although we may take steps to protect our unpatented trade secrets, our technology and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors.  There can be no assurance that (i) these agreements will not be breached, (ii) we would have adequate remedies for any breach; or (iii) our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.  There is also no assurance that our actions will be sufficient to prevent imitation or duplication of either of our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements which characterize the telecommunications industries, would adversely affect our financial condition if we are not able to respond with upgrades or changes that are acceptable to the market.

Our future success will depend upon its ability to enhance the technologies and to develop and introduce new products and technologies that keep pace with technological developments, respond to evolving customer requirements and achieve market acceptance.  We may determine that, in order to remain competitive, it is in its best interests to introduce new products and technologies and to cease exploitation of the technologies.  It is doubtful that we would be able to maintain operations should changes render the technologies obsolete or should we determine that the technologies are unexploitable.

Our financial success will depend on continued growth in use of wireless telecommunications products, as well as the ability of the wireless networks we plan to use to withstand natural and other disasters.

Our future success is at least partially dependent upon continued growth in the use of wireless telecommunications products.  The PocketFinder may not prove to be viable commercial products for a number of reasons, including lack of acceptable functionality, potentially inadequate development of the necessary infrastructure, or timely development and commercialization of performance improvements.  To the extent that PocketFinder experiences significant growth in the number of users and use, there can be no assurance that our infrastructure will continue to be able to support the demands placed upon it by such potential growth or that the performance or reliability of our system will not be adversely affected by this continued growth.  If use of PocketFinder does not increase, or if our infrastructure does not effectively support growth that may occur, our business, operating results and financial condition may be materially and adversely affected.

Our systems may fail due to natural disasters, telecommunications failures and other events, any of which would limit the use of our products.  Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage our communications hardware and computer hardware operations for our products and services and cause interruptions in our services.  If any of these circumstances were to occur, our business could be harmed.  Our insurance policies may not adequately compensate us for any losses that may occur due to any failures of or interruptions in our systems.

Our production and operating costs may be greater than anticipated.

We have used reasonable efforts to assess and predict costs and expenses.  However, there can be no assurance that implementing our business plan may not require more employees, capital equipment, supplies or other expenditure items than management has predicted.  Similarly, the cost of compensating additional management, employees and consultants or other operating costs may be more than our estimated, which could result in sustained losses.

If product liability lawsuits are successfully brought against us, we may incur substantial damages and demand for the potential products may be eliminated or reduced.

Faulty operation of our PocketFinder device could result in product liability claims.  Regardless of their merit or eventual outcome, product liability claims may result in

•           decreased demand for the PocketFinder device or its withdrawal from the market;
•           injury to our reputation and significant media attention;
•           costs of litigation; and
•           substantial monetary awards to plaintiffs.

We have applied for $1,000,000 of product liability insurance with $10,000,000 of umbrella coverage at launch.  Although this meets retailer requirements for product liability coverage, this coverage may not be sufficient to fully protect us against product liability claims.  We intend to expand our product liability insurance coverage as sales of our products expand.  Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against product liability claims could prevent or limit the commercialization of our products and expose us to liability in excess of our coverage.

Competition and technological change may make our potential product and technology less attractive or obsolete.

We compete with other technology companies that are pursuing other forms of personal locator devices.

Some of our competitors (such as Garmin, Navman, Magellan, TomTom, Pharos, NovAtel and DeLorne) are established companies with greater financial, scientific, marketing and other resources than we have.  Other companies may succeed in developing popular personal locator products earlier than we do, or developing popular personal locator products that are more effective than our product.  Research and development by others may render our technology or product obsolete or noncompetitive.

Risks Related to Owning Our Common Stock

Our common stock is quoted on the OTC Bulletin Board for trading, and we expect that the price of our common stock will fluctuate substantially.

Prior to this report, SRI’s common stock was quoted for trading on the OTC Bulletin Board in the over-the-counter market.  Our stock will continue to be available for trading on the OTC Bulletin Board for the foreseeable future.  An active public trading market may not develop following this report or, if developed, may not be sustained.  The market prices for securities of technology companies historically have been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  The market price of our common stock following this report will be affected by a number of factors, including:

•           product liability claims or other litigation;
•           the announcement of new products or product enhancements by us or our competitors;

•           quarterly variations in our or our competitors’ results of operations;
•           changes in earnings estimates or comments by securities analysts;
•           developments in our industry;
•           developments in patent or other proprietary rights;
•           general market conditions; and
•           future sales of common stock by existing stockholders.

If any of the above-listed risks occur, it could cause our stock price to fall dramatically and may expose us to class action securities lawsuits which, even if unsuccessful, would be costly to defend and a distraction to management.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market following this report could harm the market price of our common stock.  After the effectiveness of this offering, approximately 35,450,000 shares of our common stock (either outstanding or issuable upon conversion of our convertible notes and outstanding options or warrants) will be available for resale under Rule 144.  As additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease the price.

Our principal shareholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.

Our officers, directors and principal stockholders together control approximately 73.92% of our outstanding common stock.  These shareholders intend to act together although they have not signed an agreement to do so.  If they act together, they will be able to control our management and affairs in all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.  This concentration of ownership may not be in the best interest of our other shareholders.

In selling our convertible notes, we may have violated the registration requirements of the Securities Act of 1933 (“Securities Act”) which, if it occurred, would give noteholders a right to rescind their purchases.

In 2007, we sold convertible notes each bearing interest at a rate of 8%.  The proceeds raised from the sale of these notes have been used for research and development, as well as operating costs.  The notes were sold to accredited investors.  We made these sales in reliance on an exemption from registration provided by Section 4(2) of the Securities Act and similar state exemptions.  Our counsel has advised us that the availability of those exemptions cannot be determined with legal certainty due to the fact that we may not have complied with all of the provisions of exemption safe-harbors for such sales offered by rules promulgated under the Securities Act by the SEC.  Thus, it is possible that the sale of the convertible notes may have violated the registration requirements of the Securities Act. As to those sales, a right of rescission may exist on which the statute of limitations has not run.  For those noteholders that elect to convert to common stock, we may have a contingent liability arising from the original purchase of the convertible notes that such noteholders converted. Assuming all noteholders convert their notes to common stock, if these sales had to be rescinded, our total potential liability could be $4,892,000 plus interest. That liability would extend for up to three years (five years in California) after the date of the sale of the applicable convertible note that was converted to common stock.

We incur substantial costs as a result of being a public company.

As a public company, we incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, have required changes in corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. For example, as a result of being a public company, we intend to add independent directors, create additional board committees and adopt policies regarding internal controls and disclosure controls and procedures. In addition, we will incur additional costs associated with our public company reporting requirements. We also expect these rules and regulations to make it difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If our common stock becomes subject to the SEC’s penny stock rules, our stockholders may find it difficult to sell their stock.

If the trading price of our common stock is less than $5.00 per share, our common stock will be subject to the SEC’s penny stock rules.  Before a broker-dealer can sell a penny stock, the penny stock rules require the firm to first approve the customer for the transaction and receive from the customer a written agreement to the transaction.  The firm must furnish the customer a document describing the risks of investing in penny stocks.  The broker-dealer must tell the customer the current market quotation, if any, for the penny stock and the compensation the firm and its broker will receive for the trade.  Finally, the firm must send monthly account statements showing the market value of each penny stock held in the customer’s account.  These disclosure requirements tend to make it more difficult for a broker-dealer to make a market in penny stocks, and could, therefore, reduce the level of trading activity in a stock that is subject to the penny stock rules.  Consequently, if our common stock becomes subject to the penny stock rules, our stockholders may find it difficult to sell their shares.

MANAGEMENT’S PLAN OF OPERATION

Information in this registration statement contains “forward looking statements” which may be identified by the use of forward-looking terminology, such as “may,” “shall,” “will,” “could,” “expect,” “estimate,” “anticipate,” “predict,” “probable,” “possible,” “should,” “continue,” or similar terms, variations of those terms or the negative of those terms.  The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable.  Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

PLAN OF OPERATIONS

Cash Requirements.

We are a wireless technology company focused on development of a new personal location device system (the PocketFinder Personal Locator or PocketFinder) for retail distribution.  We are a development-stage company, and we expect the initial launch of the PocketFinder Personal Locator during the last calendar quarter of 2007.  Since our inception, we have generated significant losses.  As of August 31, 2007, we had an accumulated deficit of approximately $1,882,000.  We expect to incur continual losses until sometime in calendar year 2009, although we expect to begin generating revenues sometime during the first six months of calendar 2008.

We have a limited history of operations.  To date, we have funded our operations primarily through personal loans by the founders and the private placement of our common stock and convertible notes.

As of August 31, 2007, we had $3,668,000 in cash, cash equivalents and short-term investments.  We believe that our available cash and cash equivalents will be sufficient to fund anticipated levels of operations for the next six months only, assuming that essentially all of our $4,892,000 outstanding convertible notes which are convertible at the option of those noteholders are converted in fact to common stock.  If such conversion does not occur, we will need to obtain extensions from those noteholders who do not convert or raise up to approximately $2,100,000 to repay those notes.

Over the next six months, we expect to devote approximately $1,500,000 to complete our research and development efforts to include all aspects of hardware, software and interface customization, and website development.  In addition, during that time period we expect to expend approximately $331,000 (exclusive of cooperative advertising costs of approximately five percent which costs are included in the cost of goods sold) to develop our sales, marketing and manufacturing programs associated with the commercialization and launch of the PocketFinder Personal Locator.  We expect to fund general overhead requirements through anticipated cash starting sometime in the first calendar quarter 2008 although there is no assurance that we will be successful in that regard.

We expect to have to raise additional funds in the coming 12 months to purchase and maintain inventory and for related purposes such as packaging, shipping and direct sales and marketing costs.  We are not able to estimate the amount of funds necessary as it will be determined by the volume represented by purchase orders from major retailers who desire to sell our product.

Our funding requirements will depend on numerous factors, including:

•	Costs involved in the completion of the hardware, software and interface customization, and website necessary to commence the commercialization of the PocketFinder Personal Locator;
•	The costs of outsourced manufacturing;
•	The costs of commercialization activities, including product marketing, sales and distribution; and
•	Our revenues, if any from successful commercialization of the PocketFinder Personal Locator.

As noted above, based on budgeted expenditures, we believe that we will have sufficient liquidity to satisfy our cash requirements for the next six months only.  If our existing resources prove to be insufficient to satisfy our liquidity requirements during that timeframe, we will need to raise additional external funds through the sale of additional equity or debt securities.  Our financing requirements would be accelerated to the extent that convertible notes are not converted as expected.  In any event, as noted above, we will need to raise additional funds during the next 12 months to finance the acquisition of initial inventory and related expenses.  The sale of additional equity securities will result in additional dilution to our shareholders.  Sale of debt securities could involve substantial operational and financial covenants that might inhibit our ability to follow our business plan.  Additional financing may not be available in amounts or on terms acceptable to us or at all.  If we are unable to obtain additional financing, we may be required to reduce the scope of, delay or eliminate some or all of our planned research, development and commercialization activities, which could harm our financial conditions and operating results.

Proposed Product Research and Development.

During the last quarter of 2007, we plan to complete all development necessary for the initial launch of the PocketFinder Personal Locator and to prepare for its production and manufacture.  Concurrently, stress testing of our “back office” systems will be conducted and sales and marketing efforts will commence.  We expect that our first purchase orders will be secured late in 2007 and that we will be prepared to deliver product to retailers in the first quarter 2008.

Plant and Equipment; Employees.

We do not plan to purchase or sell any significant equipment, plant or properties during the foreseeable future.  Our business operations are built on a strategic outsourcing model, thereby negating the need for additional plant and equipment, or employees.  Thus, we do not anticipate hiring any significant number of additional employees during the next 12 months.

Off-Balance Sheet Arrangements.  We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

DESCRIPTION OF PROPERTY

See “Item 2.01 – Continued – Description of Business – Facilities.”

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 11, 2007, regarding the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than five percent of our common stock, (ii) by each of our executive officers and (iii) by all of our executive officers and directors as a group.  Each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned.  Unless otherwise noted in the table, the address for each of the persons identified is 4989 East La Palma Avenue, Anaheim, California 92807.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
David M. Morse Co-President, CEO and Chairman of the Board	5,600,000 shares	24.64%

Joseph F. Scalisi Co-President and Chief Development Officer and Director	5,600,000 shares	24.64%

Desiree Mejia Chief Operating Officer, Secretary and Director	5,600,000 shares	24.64%

All directors and named executive officers as a group	16,800,000 shares	73.92%

Changes in Control.  We are not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403 of Regulation S-B.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors.  Each of our directors is elected by the stockholders for a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is elected by the board of directors for a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The board of directors has no nominating, audit or compensation committee at this time.

The following table sets forth information regarding our executive officer and directors.

Name	Age	Position
David M. Morse	54	Co-President and Chief Executive Officer and Director
Joseph F. Scalisi	44	Co-President and Chief Development Officer and Director
Desiree Mejia	36	Chief Operating Officer, Secretary and Director
Tina S. Florance	34	Chief Financial Officer

Dr. Morse has been Co-President, Chief Executive Officer and Chairman of the Board of Directors since October 8, 2007.  Since September 16, 2005, he held similar positions in the operating company that was merged into New LBT on August 24, 2007.  From late 2001 to 2005, Dave was involved in several start up ventures providing consulting services (People Basics from August 2001 to April, 2002 and ESP Networks from April, 2002 to July, 2004).  Early development work on the PocketFinder began in 2004 and resulted in the establishment of New LBT in September of 2005.  Dr. Morse brings 20 years of executive-level experience to New LBT.  The majority of his career (1982 to 2001) has focused on the consumer market, leading him to serve as Vice President of Consumer Billing Services from 2000 to 2001 and his passion for customer service led to his appointment as Chief Customer Officer for Pacific Bell (1997 to 2000) where he worked directly with the Chairman and the Executive Committee to establish the alignment of corporate strategy and process management objectives.  Prior to then, he served as Vice President of Sales and Service for SBC, now AT&T, the second largest telecommunications company in the United States from 1991 to 1997.  While at SBC, he led an organization of more than 4,000 employees in 23 locations, serving 7,000,000 households.  Subsequent to leading the consumer organization, he served as Vice President of Product Marketing responsible for SBC’s core billing product.

Dr. Morse received a PhD in Organizational Behavior from Columbia Pacific University, a Master of Arts degree in Psychology from the University of Northern Colorado and a Bachelor of Science degree from Brigham Young University.

Dr. Morse has given keynote addresses on education and business management to several organizations and has lectured at University of California at Berkeley, University of California at Davis, University of California at Los Angeles and Massachusetts Institute of Technology and serves as Chair for the University of California’s Board focused on Mathematics, Engineering, and Science Achievement (MESA).

Mr. Scalisi has been Co-President, Chief Development Officer and a director since October 11, 2007.  Since September 16,2005, he held the same positions in the operating company that was merged into New LBT on August 24, 2007.  As co-founder of the operating company that was merged into New LBT, Mr. Scalisi designed the first generation PocketFinder device.  With vast of knowledge of the communications industry, including expertise in patents and trademarks, Mr. Scalisi is responsible for filing intellectual property applications, architecting the PocketFinder design team (interactive voice recognition, or IVR, mapping interface, man-machine user interface, and hardware design) and participates in the negotiation of contracts.

Prior to becoming involved with the PocketFinder device, from February 2000 to November 2004, Mr. Scalisi was employed by ESP Networks doing wireless development for a restricted use cellular phone with an automated pager system.

Mr. Scalisi has received 14 domestic issued patents along with four international patents.  He is currently working on 12 additional patent applications filed over the past four years.  He has attended Fullerton College.

Ms. Mejia has been Chief Operating Officer, Secretary and a director since October 11, 2007.  Since September 16, 2005, she held the same positions in the operating company that was merged into New LBT on August 24, 2007.  As a co-founder of the operating company that was merged into New LBT, Ms. Mejia is responsible for running the day-to-day operations at New LBT and directly interacts with the Accounting and Marketing departments.

Ms. Mejia developed the PocketFinder concept after realizing that a true need exists to “see” your children even when you can’t be with them.  With cofounder Joseph Scalisi, Ms. Mejia then took the concept of using a GSM/GPRS tracking platform, combining it with a mapping service and creating a revolutionary tracking system.  Thus PocketFinder system was born.

For the five years prior to becoming our Chief Operating Officer, Ms. Mejia worked for ESP Networks from December, 2000 through November, 2004.  Prior to that, Ms. Mejia worked with venture capital firms to help raise funds for the technology sector prior to 2000.  She also consulted with a wireless manufacturing company to assist the launch of a new wireless device.  Prior to this, Ms. Mejia worked with Deloitte and Touche, LLP where her specialties were in the technology and telecommunications field.  Previously, Ms. Mejia acted as the head researcher and assistant to the Chairman at MESA Research, whose clients included AT&T, Motorola, Nortel, 3Com and Phillips.  She has a Bachelor of Arts degree in Sociology from California State University, Dominguez Hills, California.

Ms. Florance, a consultant to New LBT, will be a contracted, part-time Chief Financial Officer as of November 2007.  She has been the President of Florance Accountancy Corp. since March 2006.  She specializes in preparing SEC registrants for financial statement audits and reviews.  Prior to forming Florance Accountancy Corp., from October 2003 to February 2006, Ms. Florance worked as a financial consultant for Hall & Company, an Irvine, California, based accounting firm providing consulting and audit services for small to medium sized public and private companies.  From September 1977 to September 2003, Ms. Florance worked as a manager for KPMG in their Los Angeles and New York offices.  She is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and a member of the board of Northwestern Mutual Financial Network Advisors.  She holds a Bachelor of Science in Accounting from the University of Southern California and is a Certified Public Accountant in the State of California.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.  There have been no bankruptcy petitions filed by or against any business in which any of our executive officers or directors was an executive officer or general partner.  None of our executive officers or directors has been convicted in a criminal proceeding (excluding traffic violations) and none is subject to a pending criminal proceeding.

Other Persons Expected to Make Significant Contributions to New LBT.

Lee Ackrich provides us with sales consulting services.  For more than five years, he has been the President of Ackrich & Associates International Marketing providing global sales and marketing expertise to its clients.

David Bulter, through our agreement with Aero Technology UK Ltd., provides us with wireless product development consulting services.  For more than five years, he has been Managing Director of Aero Technology UK Ltd., a British company, providing international wireless communications expertise to its clients.

Roger Anderson provides us with encryption, data compression and IVR consulting services.  For more than five years, he has been the President or Manager of Call Knowing, LLC, providing encryption, data compression and IVR expertise to its clients.

Michael Beydler is responsible for our “back office” network and platform design through a consulting agreement with LBT.  For more than five years, he has been the President or Manager of Coregenic LLC providing wireless network, engineering and design services to its clients.

Any compensation received by our officers directors, and management personnel will be determined from time to time by our Board of Directors.  Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on the Company’s behalf.

Summary Compensation Table.  The table set forth below summarizes the annual and long-term compensation for services in all capacities to us for the year ended payable to our President and our other executive officers during the years ending August 31, 2006 and 2007.  Our board of directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended 8/31(1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Morse	2006	115(3)
Co-President, Chief Executive Officer	2007	120(3)
Chairman of the Board

Joseph Scalisi	2006	115(4)
Co-President, Chief Development Officer	2007	120(4)
and Director

Desiree Mejia	2006	115(5)
Chief Operating Officer	2007	120(5)
and Board Member

(1)
The information on this table relates to amounts paid to our executive officers in their  capacities as such in the predecessor operating company (Old LBT) that was merged into New LBT effective August 24, 2007.  Prior to that merger, the officers and directors of New LBT (fka Springbank Resources, Inc.) resigned.  The minimal assets, liabilities and operations of New LBT prior to that merger were disposed of prior to the merger.  Prior to their resignation, the executive officers and directors of Springbank Resources, Inc. had received no cash compensation.  Current management believes that disclosures relating to the ongoing business of New LBT are more meaningful.

(2)
For purposes of this column, the amount represents the dollar amount that will be recognized by New LBT for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.

(3)	In 2006, $0 was actually paid and $115,000 was accrued for future payment.
(4)	In 2006, $26,075 was actually paid and $88,925 was accrued for future payment.
(5)	In 2006, $14,500 was actually paid and $100,500 was accrued for future payment.

Outstanding Equity Awards.  The table below summarizes the outstanding equity awards to our executive offices as of August 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Morse	--	2,000,000(1)	--	$1/share	2017	--	--	--	--
Joseph Scalisi	--	2,000,000(1)	--	$1/share	2017	--	--	--	--
Desiree Mejia	--	2,000,000(1)	--	$1/share	2017	--	--	--	--

(1)
Pursuant to stock options granted by Old LBT on Board action taken August 30, 2007 to Messrs, Morse and Scalisi, and Ms. Mejia, which options were assumed by New LBT when Old LBT was merged into New LBT, each holds an option to purchase up to 2,000,000 shares of New LBT common stock at $1 per share.  Options to purchase 1,000,000 shares each are exercisable when we achieve 100,000 customers, and the remaining options to purchase 1,000,000 shares each are exercisable when we achieve a total of 250,000 customers.  None of such options is presently exercisable.  All such options vest on a change of control of New LBT.  The options expire ten years from the date of performance goal achieved.  Copies of each option agreement are attached to this report as Exhibits 10.4, 10.5 and 10.6.

Long-Term Incentive Plans.  There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.  We do have a Stock Incentive Plan that will be governed by the board of directors.

Compensation of Directors.  Our directors who are also our employees receive no extra compensation for their service on our board of directors.

Employment Contracts.

David Morse, our Chief Executive Officer, is employed pursuant to a written agreement.  The agreement expires on October 11, 2012; provided however, that it is automatically extended for additional one-year periods unless either party provides written notice to the contrary at least 60 days prior to the end of the term then in effect.  Mr. Morse is entitled to a base salary of $10,000 per month and is entitled to adjustments to his base salary based on certain performance standards.  He may participate in any general bonus plan established by the board of directors and is entitled to participate in the stock incentive plan of the company on such terms as the board deems appropriate from time to time.  He will also be entitled to participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.  The agreement terminates on his death, incapacity (after 180 days), resignation, good cause as defined and good cause.  If he is terminated without cause, he is entitled to base salary, all bonuses otherwise applicable, and medical benefits for two years.  A copy of his employment agreement is attached as Exhibit 10.1.

Joseph Scalisi, our Co-President and Chief Development Officer, is employed pursuant to a written agreement.  The agreement expires on October 11, 2012; provided however, that it is automatically extended for additional one-year periods unless either party provides written notice to the contrary at least 60 days prior to the end of the term then in effect.  Mr. Scalisi is entitled to a base salary of $10,000 per month and is entitled to adjustments to his base salary based on certain performance standards.  He may participate in any general bonus plan established by the board of directors and is entitled to participate in the stock incentive plan of the company on such terms as the board deems appropriate from time to time.  He will also be entitled to participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.  The agreement terminates on his death, incapacity (after 180 days), resignation, good cause as defined and good cause.  If he is terminated without cause, he is entitled to base salary, all bonuses otherwise applicable, and medical benefits for two years.  A copy of his employment agreement is attached as Exhibit 10.2.

Desiree Mejia, our Chief Operating Officer and Secretary, is employed pursuant to a written agreement.  The agreement expires on October 11, 2012; provided however, that it is automatically extended for additional one-year periods unless either party provides written notice to the contrary at least 60 days prior to the end of the term then in effect.  Ms. Mejia is entitled to a base salary of $10,000 per month and is entitled to adjustments to her base salary based on certain performance standards.  She may participate in any general bonus plan established by the board of directors and is entitled to participate in the stock incentive plan of the company on such terms as the board deems appropriate from time to time.  She will also be entitled to participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.  The agreement terminates on her death, incapacity (after 180 days), resignation, good cause as defined and good cause.  If she is terminated without cause, she is entitled to base salary, all bonuses otherwise applicable, and medical benefits for two years.  A copy of her employment agreement is attached as Exhibit 10.3.

Tina Florance, our Chief Financial Officer, is providing services to us as a consultant pursuant to a written agreement.  The terms of that agreement are to be completed and in place by November 1, 2007

Code of Ethics.  We have adopted a Code of Ethics (the “Code”) that applies to our directors, officers and employees, including our principal executive officer and principal financial and accounting officer, respectively.  The Code is filed as Exhibit 99.4 to this report.  A written copy of the Code is available on written request to the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B, except as follows:

On November 28, 2005, Old LBT (fka PocketFinder, Inc.) issued its promissory note to David Morse in the amount of $900,000 for funds loaned to Old LBT by Dr. Morse.  The note was secured by a pledge of the patents and trademarks owned by Old LBT.  As of the date hereof, the principal balance of the note has been reduced to zero through a combination of cash payments in the amount of $96,500 and the issuance of 803,500 shares of Old LBT common stock at $1 per share.  As of August 31, 2007, there remained outstanding accrued but unpaid interest in the amount of $104,000.

From the inception of the predecessor of Old LBT to August 31, 2007, David Morse, Joseph Scalisi and Desiree Mejia were paid salaries or other compensation totaling $235,000 (of which $225,000 was accrued for future payment), $235,000 (of which $105,000 was accrued for future payment) and $235,000 (of which $143,000 was accrued for future payment), respectively.

Dr. Morse, Mr. Scalisi and Ms. Mejia have employment contracts with New LBT and each holds an option to purchase up to 2,000,000 shares at $1 per share upon New LBT achieving certain operational benchmarks.  (See “Directors, Executive Officer, Promoters and Control Persons – Outstanding Equity Awards;” and “– Employment Contracts” for details.)

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manor:

•	disclosing such transactions in reports where required;
•	disclosing in any and all filings with the SEC, where required;
•	obtaining disinterested directors consent; and
•	obtaining shareholder consent where required.

DESCRIPTION OF SECURITIES

Common Stock.  Our authorized capital stock consists of 100,000,000 shares of $.001 par value common stock, of which 22,722,000 were issued and outstanding as of October 11, 2007.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors from funds legally available therefore.  Cash dividends are at the sole discretion of our board of directors.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock.  We are authorized to issue 10,000,000 shares of preferred stock.  Shares of preferred stock may be issued from time to time in one or more series as may be determined by our board of directors.  The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the board of directors.  Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock.  The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and could have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management.  As of the date of this report, we have not issued any shares of preferred stock.

Dividend Policy.  We have never declared or paid a cash dividend on our capital stock.  We do not expect to pay cash dividends on our common stock in the foreseeable future.  We currently intend to retain our earnings, if any, for use in our business.  Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Transfer Agent.  TranShare Corporation, 5105 DTC Parkway, Suite 325, Greenwood Village, Colorado 80111 has been appointed the transfer agent for our common stock.

PART II

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.  Our common shares are traded in the over-the-counter market on the OTC Bulletin Board under the symbol “SPRG.”  We intend to apply for a new trading symbol as soon as possible.  This market is extremely limited and the prices quoted are not a reliable indication of the value of our common stock.

The following table sets forth the high and low bid prices for our stock on a quarterly basis since trading commenced and is based on information available from the Research Library Department of Pink Sheets LLC.  The quotations reflect inter-dealer prices, without retail mark-up, mark-down or conversion, and may not represent actual transactions.  All trading activity, if any, was based solely on the business of SRI as it existed prior to closing the Exchange Transaction which resulted in the business of Location Based Technologies, Corp. becoming the only business of SRI/New LBT.

	Inception of Trading through August 31, 2007
	High Bid	Low Bid
Fiscal Quarter ended February 28	*	*
Fiscal Quarter ended May 31.10		.10
Fiscal Quarter ended August 31	3.01	.10

*           No trading information reported.

Reports to Security Holders.  We are a reporting company pursuant to the Securities and Exchange Act of 1934.  As such, we provide an annual report to our security holders, which will include audited financial statements, and quarterly reports, which will contain unaudited financial statements.

Securities Authorized for Issuance Under Equity Compensation Plans.  The following table provides information with respect to outstanding options and warrants as of October 11, 2007, pursuant to compensation plans (including individual compensation arrangements) under which equity securities of New LBT are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights.	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	(1)	--	--
Equity compensation plans not approved by security holders	6,750,000(1)(2)	1.04	750,000(3)
Total

(1)
Pursuant to stock options granted by Old LBT on Board action taken August 30, 2007 to Messrs, Morse and Scalisi, and Ms. Mejia, which options were assumed by New LBT when Old LBT was merged into New LBT, each holds an option to purchase up to 2,000,000 shares of New LBT common stock at $1 per share.  Options to purchase 1,000,000 shares each are exercisable when we achieve 100,000 customers, and the remaining options to purchase 1,000,000 shares each are exercisable when we achieve a total of 250,000 customers.  All such options vest on a change of control of New LBT.  The options expire ten years from the date of  performance goal achieved.  Copies of each option agreement are attached to this report as Exhibits 10.4, 10.5 and 10.6, respectively.

(2)
Pursuant to warrants issued by Old LBT on August 15, 2007 to Northstar Investments, Inc. for certain consulting services, which warrants were assumed by New LBT when Old LBT was merged into New LBT.  Northstar Investments, Inc. holds one warrant to purchase 500,000 shares at $1 per share, and one warrant to purchase 250,000 shares at $2 per share.  These warrants are currently exercisable.  Both are void at the end of five years, or August 14, 2012, and contain standard anti-dilution provisions.  Copies of both warrants are attached to this report as Exhibits 10.8 and 10.9, respectively.

(3)
On September 10, 2007, the directors and shareholders of Old LBT adopted a 2007 Stock Incentive Plan.  A copy of the plan is attached to this report as Exhibit 10.11.  The plan was assumed by New LBT when Old LBT was merged into New LBT.  The plan reserves 750,000 shares for issuance pursuant to options or stock awards.  No awards have been made under the plan as of the date of this report.  The plan will be submitted to New LBT shareholders for ratification at the next annual meeting of shareholders.  As the executive officers of New LBT control a majority of the outstanding shares, the ratification proposal will be approved.

Record Holders.  As of October 11, 2007, there were 42 record holders of our common stock.

Stock Incentive Plan.  On September 10, 2007, the directors and shareholders of Old LBT adopted a 2007 Stock Incentive Plan.  The plan was assumed by New LBT when Old LBT was merged into New LBT.  The plan reserves 750,000 shares for issuance pursuant to options, grants of restricted stock or other stock-based awards.  No awards have been made under the plan as of the date of this report.  The plan is administered by the board of directors which has the power, pursuant to the plan, to delegate the administration of the plan to a committee of the board.  The plan will be submitted to New LBT shareholders for ratification at the next annual meeting of shareholders.  As executive officers of New LBT control a majority of the outstanding shares, the ratification proposal will be approved.  A copy of the plan is attached a Exhibit 10.11 to this report.

LEGAL PROCEEDINGS

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no changes in or disagreements with the SRI/New LBT accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

The audited financial statements of Old LBT for the year ended August 31, 2006, included in this report were audited by Mendoza Berger & Company, L.L.P.  The unaudited financial statements of Old LBT for the nine months ended May 31, 2007, were reviewed by Mendoza Berger & Company, L.L.P.  Comisky & Company was not involved in any way with the preparation or review of the Old LBT unaudited financial statements for the nine months ended May 31, 2007, or the audit of the Old LBT financial statements for the year ended August 31, 2006.  We have authorized Comisky & Company to discuss any matter relating to us and our operations with Mendoza Berger & Company, L.L.P.

During the recent fiscal year and subsequent interim period, we did not consult with either Comisky & Company or Mendoza Berger & Company, L.L.P. regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the SEC.

RECENT SALES OF UNREGISTERED SECURITIES

SRI Issuances

In May 2006, SRI issued 1,825,500 shares of its common stock for cash.  650,000 of those shares were sold for CAN$9,000 and 1,175,500 of those shares were sold for US$14,250.  In September 2006, SRI issued 1,475,000 shares of its common stock in exchange for an interest in oil and gas property.  In November 2006, SRI issued 1,867,500 shares of its common stock for cash.  These shares were sold for CAN$186,750.  For shares issued to U.S. residents, SRI relied upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, with respect to the issuance of those shares.  The shares are “restricted” securities as defined in SEC Rule 144.  Shares issued to non-U.S. persons who resided outside of the United States were issued upon the exemption provided by SEC Regulation S.  Those shares are restricted from resale in the public markets in the United States for a period of one year from the date of their issuance.

In the Exchange Transaction described herein, SRI issued one share of its common stock for each one shares of Old LBT common stock outstanding at the closing of the Exchange Transaction.  SRI relied upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, with respect to the issuance of these shares.  All recipients of these shares were accredited investors as defined in SEC Regulation D.  Such shares are “restricted” securities as defined in SEC Rule 144.

Old LBT Issuances

Prior to the Exchange Transaction described herein, Old LBT issued the shares of its common stock set forth on the table below.

Date of Issuance	Title of Stock	No. of Shares	Total Offering Price/Nature of Consideration
June 1, 2007	Common	16,800,000	Founder’s services plus $168
June 1, 2007	Common	230,000	$230,000
August 28, 2007	Common	803,500	Cancellation of $803,500 principal balance of related party note
August 29, 2007	Common	545,000	Exchange for 10.9 Class A units in related limited liability company (LLC) in merger of said LLC into LBT

In addition, from June 2007 to August 2007, Old LBT sold a total of $3,884,000 of its convertible notes to 56 accredited investors.  Old LBT relied upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, with respect to the issuance of those convertible notes.  If not converted into common stock at a conversion rate of $1 per share in 2008, $4,882,000 of such notes are due and payable on March 31, 2008, and the balance are due and payable on various dates which are 12 months from the date of issuance with the latest being in August 2008.  $3,175,000 of such notes are convertible at the option of LBT and will be converted by LBT shortly.  $2,067,000 of such notes are convertible at the option of the noteholder.  We expect most, if not all, of those notes to be converted within the next 60 days, and in any event,  prior to the due date of the notes.  The shares into which the notes are convertible will be “restricted” securities as defined in SEC Rule 144.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes authorizes indemnification of a director, officer, employee or agent of New LBT against expenses incurred in connection with any action, suit, or proceeding to which he or she is named a party by reason of his or her having acted or served in such capacity, except for liabilities arising from his or her own misconduct or negligence in performance of his or her duty.  In addition, even a director, officer, employee, or agent of New LBT who was found liable for misconduct or negligence in the performance of his or her duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling New LBT pursuant to the foregoing provisions, New LBT has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART F/S

FINANCIAL STATEMENTS

(a)           Financial Statements of Businesses Acquired

(1)           Location Based Technologies, Corp. (formerly PocketFinder, Inc.) and Affiliated Company audited balance sheets as of August 31, 2006 and the audited statement of operations, stockholders’ equity, and cash flows since the inception of the company (September 16, 2005) through August 31, 2006 and notes thereto and Report of Independent Auditors attached as Exhibit 99.2 and incorporated herein by reference.

(2)           Location Based Technologies, Corp. (formerly PocketFinder, Inc.) and Affiliated Company unaudited balance sheet for the nine months ended May 31, 2007 and the unaudited statement of operations and cash flows for the nine months then ended and since the inception of the company (September 16, 2006) through May 31, 2007, and notes thereto are attached as Exhibit 99.3 and incorporated herein by reference.

(b)           Pro Forma Financial Information

The following unaudited pro forma combined financial statements combine the historical consolidated balance sheets and statements of income of SRI and Old LBT, giving effect to the Exchange Transaction using the purchase method of accounting.  Certain historical balance sheet and income statement amounts of Old LBT have been reclassified to conform to the financial statement presentation of New LBT.

The unaudited pro forma combined balance sheet as of May 31, 2007 gives effect to the Exchange Transaction as if it had occurred on May 31, 2007.  The unaudited pro forma combined statements of income assume the Exchange Transaction was effected on May 31, 2007 for the pro forma statements for the nine months ended May 31, 2007.  Other than the difference in the fiscal year ends, the accounting policies of New LBT and Old LBT are substantially comparable.

The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated result of operations of the registrant that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of the registrant at any future date or the consolidated result of operations of the registrant for any future period.  Furthermore, no effect has been given in the unaudited pro forma combined statements of income for operating benefits that may be realized through the combination of the entities.  In addition, consideration should be given to those risk factors discussed in this report on Form 8-K which could affect the our results and over which we have no control.

LOCATION BASED TECHNOLOGIES, CORP. AND SPRINGBANK RESOURCES, INC. UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Summary of Transaction

On October 8, 2007, Springbank Resources, Inc. (“SRI”) entered into a stock exchange agreement and plan of reorganization with Location Based Technologies, Corp. (“LBT”) and the shareholders of LBT, to acquire all of the issued and outstanding shares of LBT in exchange for shares of SRI’s common stock.

Basis of Presentation

The following unaudited pro forma combined financial statements reflect the acquisition of Location Based Technologies (“LBT”) by Springbank Resources, Inc. (“SRI”) for the nine months ended May 31, 2007.  The unaudited pro forma financial statements reflect the result of the stock exchange agreement and plan of reorganization agreement into between LBT and SRI on August 31, 2007 and closed on October 8, 2007.

The unaudited pro forma consolidated financial statements have been prepared utilizing the historical financial statements of LBT and SRI.  These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of LBT and SRI.

The unaudited pro forma combined income statement is presented to give effect to the acquisition as of it occurred on January 1, 2007.  The unaudited pro forma combined balance sheet is presented to give effect to the acquisition as if it occurred on May 31, 2007, and combines the balance sheets of LBT and SRI as of that date.  The pro forma information does not purport to be indicative of the results that would have been reported if the above transactions had been in effect for the periods presented or which may result in the future.

LOCATION BASED TECHNOLOGIES, INC. (FORMERLY KNOWN AS SPRINGBANK RESOURCES, Inc.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATING PRO FORMA BALANCE SHEET
MAY 31, 2007
(Unaudited)

	Location Based	Springbank		Adjustments	Consolidating
	Technologies,	Resources,		and	Pro
	Corp.	Inc.		Eliminations	Forma
ASSETS

Current assets
Cash and cash equivalents	$691,478	$3,385		$-	$694,863
Accounts receivable	-	3,638		-	3,638
Prepaid rent	-	1,100		-	1,100

Total current assets	691,478	8,123		-	699,601

Property and equipment
Oil and gas properties - full cost method, net	-	185,053		-	185,053
Property and equipment, net	190,296	-		-	190,296

	190,296	185,053		-	375,349

Other assets
Patents and trademarks	967,426	-		-	967,426
Deposits	7,060	-		-	7,060

	974,486	-		-	974,486

Total assets	$1,856,260	$193,176		$-	$2,049,436

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$145,800	$41,495		$-	$187,295
Accrued officer compensation	473,975	-		-	473,975
Advances from officer	25,020
Convertible notes payable	1,008,000	-		-	1,008,000
Notes payable, related party	50,000	-		-	50,000
Accrued interest, related party	5,000	-		-	5,000

Total current liabilities	1,707,795	41,495		-	1,724,270

Notes payable, related party	813,500	-		-	813,500
Accrued interest, related party	104,391	-		-	104,391

Total liabilities	2,625,686	41,495		-	2,642,161

Stockholders' (deficit)

Preferred stock, $0.01 par value, 10,000,000 authorized;
no shares issued and outstanding
Common stock, no par value; 100,000,000 shares
authorized; 23,547,000 shares issued and outstanding	2	205,423	[a,c,d,e]	342,295	547,720
Additional paid-in capital	171,998	-	[a,b,c]	(171,998)	-
Class A Membership Units: 10.6 Class A Membership Units issued and outstanding	465,000	-	[a]	(465,000)	-
Class C Membership Units: 3.0 Class C Membership Units issued and outstanding	150,000	-	[a]	(150,000)	-
Deficit accumulated during the development stage	(1,556,426)	(53,742)[b]		53,742	(1,556,426)

Total stockholders' (deficit)	(769,426)	151,681		(390,961)	(1,008,706)

Total liabilities and stockholders' (deficit)	$1,856,260	$193,176		$(390,961)	$1,633,455

a-effective August 27, 2007 LLC was merged into LBT, Inc. The merger called for each Class A Membership Units to be converted into 50,000 shares of LBT, Inc. common stock. Also, all Class C Membership Units were cancelled.
b-close Springbank Resources, Inc. deficit accumulated during development stage to additional paid in capital.
c-issuance of 18,384,500 shares of Springbank Resources, Inc. common stock valued at $.0397 per share, these shares were the consideration in the reverse acquisition of Springbank Resources, Inc. by LBT, Inc.
d-Reduce additional paid in capital by $561,253 offset against common stock.
e-Reduce additional paid in capital of LBT, Inc to zero offset against common stock.

LOCATION BASED TECHNOLOGIES, INC. (FORMERLY KNOWN AS SPRINGBANK RESOURCES, Inc.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATING PRO FORMA INCOME STATEMENT
FOR THE NINE MONTHS ENDED MAY 31, 2007
(Unaudited)

	Location
	Based	Springbank	Adjustments	Consolidating
	Technologies,	Resources,	and	Pro
	Corp.	Inc.	Eliminations	Forma
Net revenue	$-	$-	$-	$-

Operating expenses
General and administrative	119,944	-	-	119,944
Officer compensation	270,000	-	-	270,000
Professional fees	5,255	-		5,255
Rent	53,891	-	-	53,891
Research and development	261,284	-		261,284

Total operating expenses	710,374	-	-	710,374

Loss from operations	(710,374)	-	-	(710,374)

Other income (expense)
Interest expense	(60,856)	-	-	(60,856)

Net loss before income taxes	(771,230)	-	-	(771,230)

Provision for income taxes	1,600	-	-	1,600

Net loss	$(772,830)	$-	$-	$(772,830)

Net loss per common share -
basic and diluted	$(0.03)	$-		$(0.03)

Weighted average number of common
shares outstanding	23,547,000	23,547,000		23,547,000

LOCATION BASED TECHNOLOGIES, INC. (FORMERLY KNOWN AS SPRINGBANK RESOURCES, Inc.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATING PRO FORMA INCOME STATEMENT
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2005) THROUGH MAY 31, 2006
(Unaudited)

	Location
	Based	Springbank	Adjustments	Consolidating
	Technologies,	Resources,	and	Pro
	Corp.	Inc.	Eliminations	Forma
Net revenue	$-	$-	$-	$-

Operating expenses
General and administrative	7,368	-	-	7,368
Officer compensation	252,000	-	-	252,000
Professional fees	59,575	-		59,575
Rent	-	-	-	-
Research and development	-	-		-

Total operating expenses	318,943	-	-	318,943

Loss from operations	(318,943)	-	-	(318,943)

Other income (expense)
Interest expense	(35,825)	-	-	(35,825)

Net loss before income taxes	(354,768)	-	-	(354,768)

Provision for income taxes	800	-	-	800

Net loss	$(355,568)	$-	$-	$(355,568)

Net loss per common share -
basic and diluted	$(0.02)	$-		$(0.02)

Weighted average number of common
shares outstanding	20,209,500	20,209,500		20,209,500

LOCATION BASED TECHNOLOGIES, INC. (FORMERLY KNOWN AS SPRINGBANK RESOURCES, Inc.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATING PRO FORMA INCOME STATEMENT
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 2005) TO MAY 31, 2007
(Unaudited)

	Location
	Based	Springbank	Adjustments	Consolidating
	Technologies,	Resources,	and	Pro
	Corp.	Inc.	Eliminations	Forma
Revenues	$-	$-	$-	$-

Operating expenses
General and administrative	142,270	-	-	142,270
Officer compensation	765,000	-	-	765,000
Professional fees	122,584	-		122,584
Rent	81,133	-	-	81,133
Research and development	327,848	-		327,848

Total operating expenses	1,438,835	-	-	1,438,835

Loss from operations	(1,438,835)	-	-	(1,438,835)

Other income (expense)
Interest expense	(114,391)	-	-	(114,391)

Net loss before income taxes	(1,553,226)	-	-	(1,553,226)

Provision for income taxes	3,200	-	-	3,200

Net loss	$(1,556,426)	$-	$-	$(1,556,426)

Net loss per common share -
basic and diluted	$(0.07)	$-		$(0.07)

Weighted average number of common
shares outstanding	23,547,000	23,547,000		23,547,000

PART III

INDEX AND DESCRIPTION OF EXHIBITS

Exhibit No.*	Description
2.1
Stock Exchange Agreement and Plan of Reorganization among Springbank Resources, Inc., Location Based Technologies, Corp. and the Shareholders of Location Based Technologies, Corp., dated August 31, 2007

3.1	Articles of Incorporation of Springbank Resources, Inc. (now known as Location Based Technologies, Inc.)(1)
3.2	By-Laws of Springbank Resources, Inc. (now known as Location Based Technologies, Inc.)(2)
4.1
Form of Convertible Note (convertible at the option of the company) issued by PocketFinder, LLC, a company the liabilities of which were assumed by the registrant ($3,175,000 represented by six of such notes, were issued)

4.2
Form of Convertible Note (convertible at the option of the noteholder) issued by PocketFinder, LLC, a company the liabilities of which were assumed by the registrant ($2,067,000 represented by 26 of such notes, were issued)

10.1	Executive Employment Agreement, dated October 11, 2007, between New LBT and David Morse
10.2	Executive Employment Agreement, dated October 11, 2007, between New LBT and Joseph Scalisi
10.3	Executive Employment Agreement, dated October 11, 2007, between New LBT and Desiree Mejia
10.4	Stock Option Award Agreement between Location Based Technologies, Corp. and David Morse, dated August 30, 2007 (obligation assumed by New LBT)
10.5	Stock Option Award Agreement between Location Based Technologies, Corp. and Joseph Scalisi, dated August 30, 2007 (obligation assumed by New LBT)
10.6	Stock Option Award Agreement between Location Based Technologies, Corp. and Desiree Mejia, dated August 30, 2007 (obligation assumed by New LBT)
10.7	Series A Warrant, dated August 15, 2007, in favor of Northstar Investments, Inc., issued by Location Based Technologies, Corp. (obligation assumed by New LBT)
10.8	Series B Warrant dated August 15, 2007, in favor of Northstar Investments, Inc. (obligation assumed by New LBT)
10.9	Finders Fee Agreement, dated March 9, 2007, between Northstar Investments, Inc. and PocketFinder, LLC (obligation assumed by New LBT)
10.10	Consulting Agreement, dated July 16, 2007, between Northstar Investments, Inc. and PocketFinder, LLC (obligation assumed by New LBT)
10.11	2007 Stock Incentive Plan of Location Based Technologies, Corp., adopted September 10, 2007 (obligation assumed by New LBT)

10.12	Product Design Agreement, dated May 1, 2007, between PocketFinder, LLC and Aero Technology UK, Ltd. (obligation assumed by New LBT)
10.13	PocketFinder Branding and Website – Control Agreement, dated September 20, 2006, between Coregenic LLC and PocketFinder, LLC (obligation assumed by New LBT)
10.14	Coregenic Professional Services Contract, dated September 27, 2006, between Coregenic LLC and PocketFinder, LLC (obligation assumed by New LBT)
10.15	Consulting Agreement, dated October 3, 2006, between PocketFinder, LLC and Michael Beydlar (obligation assumed by New LBT)
10.16	Consulting Agreement, dated July 10, 2006, between PocketFinder, LLC and Roger Anderson (obligation assumed by New LBT)
10.17
Loan Promissory Note in the amount of $900,000, dated November 28, 2005, with PocketFinder, Inc. as maker and David Morse as payee, secured by the intellectual property of maker (obligation assumed by New LBT)

99.1	Press Release, dated October 11, 2007, re closing of Stock Exchange Agreement referenced in Exhibit 2.1 above
99.2	Audited financial statements of Location Based Technologies, Corp. as of August 31, 2006, the notes thereto and Report of Independent Auditors
99.3
Unaudited financial statements of Location Based Technologies, Corp. for the nine-months ended May 31, 2007 and for the period from inception (September 16, 2005) through May 31, 2007 and the notes thereto

99.4	Code of Ethics
___________________
*Exhibit numbers follow the numbering pattern for exhibits set forth in Item 601 of Regulation S-B

(1)	Filed as Exhibit 3.(I) to registrant’s registration statement on Form SB-2 filed with the SEC December 15, 2006 (Commission File No. 333-139395) (the “SRI SB-2”) and
incorporated herein by this reference.
(2)	Filed as Exhibit 3.(II) to the SRI SB-2 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: October 11, 2007	By:	/s/ David Morse
David Morse, Chief Executive Officer